Exhibit 23.1

William & Webster, P.S.
Certified Public Accountants
601 West Riverside, Suite 1940
Spokane, WA 99201
(509) 838-5111

Board of Directors
VMH VideoMovieHouse.com
British Columbia, Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 21, 2002 on the financial statements of VMH VideoMovieHouse.com, Inc. as of June 30, 2002 and 2001 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form S-8 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

June 25, 2003